SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K



                                 CURRENT REPORT

               Pursuant to Section 12(g) and Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 19, 1998



                          TECH ELECTRO INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Texas                        0-27210                  75-2408297
---------------------------    ------------------------    ---------------------
State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation                                            Identification No.)





                 4300 Wiley Post Road, Dallas, Texas         75244-2131
               --------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:  (972) 239-7151

Item 2.   Acquisition or Disposition of Assets

          On March 19, 1998, Tech Electro Industries, Inc. (the "Company") consummated the acquisition of newly-issued shares of common stock equaling, after issuance, 51% of the issued and outstanding common stock of US Computer Group, Inc. US Computer Group is a computer maintenance, systems solution and information technology partner headquartered in Farmingdale, NY with annual revenues in excess of $25 million.

          The transaction was originally announced on December 19, 1997, at which time the Company had agreed to purchase a 62% interest in US Computer Group from Telstar Holdings Ltd. Since the date of that announcement, the Company, US Computer Group and Telstar Holdings have entered into an Amended and Restated Stock Purchase Agreement which was executed and consummated on March 19, 1998. The purchase consideration for the interest in US Computer Group was $1 million, paid in cash. In connection with the acquisition, US Computer Group issued to Telstar Holdings shares of its newly authorized Series E Preferred Stock with a stated value of $2,000,000 in consideration for the conversion of loans made by Telstar Holdings to US Computer Group. The Company obtained the funds for the acquisition through a private placement of shares pursuant to Regulation S of the Securities Act of 1933, as amended, which was previously reported on Form 8-K.

          As part of this transaction, the Company has named three of the five members of the Board of Directors of US Computer Group.

          For further information, see the Press Release dated March 20, 1998 filed herewith as Exhibit 10.1.


Item 7.   Financial Statements and Exhibits

                  (a)      Financial Statements of Business Acquired

                           It is currently impracticable to provide financial statements of US Computer Group, Inc. The Company's independent auditor is currently completing its annual audit of the financial statements of US Computer Group, Inc. and it is anticipated that the Company will file those audited financial statements no later than 60 days following the date by which this Form 8-K must be filed.

                  (b)      Pro Formal Financial Information

                           It is currently impracticable to provide pro forma financial statements of US Computer Group, Inc. The Company's independent auditor is currently completing its annual audit of the financial statements of US Computer Group, Inc. and it is anticipated that the Company will file the pro forma financial statements no later than 60 days following the date by which this Form 8-K must be filed.

                  (c)      Exhibits

10.1                       Press Release, March 20, 1998

10.2 Amended and Restated Stock Purchase Agreement among Tech Electro Industries, Inc., US Computer Group, Inc. and Telstar Holdings Limited.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                TECH ELECTRO INDUSTRIES, INC.
                                                -----------------------------


Date:  March 23, 1998                           /s/ William Kim Wah Tan
                                                ----------------------------
                                                William Kim Wah Tan,
                                                Chairman of the Board

                                  Exhibit Index


Exhibit
Number            Description
-------

10.1              Press Release, March 20, 1998

10.2 Amended and Restated Stock Purchase Agreement among Tech Electro Industries, Inc., US Computer Group, Inc. and Telstar Holdings Limited.


                                  Exhibit 10.1

                                                           FOR IMMEDIATE RELEASE
                                                                  March 20, 1998


Tech Electro Industries, Inc. Announces Consummation of U.S.Computer Group, Inc. Transaction


Farmingdale, New York

Tech Electro Industries, Inc. (Nasdaq; TELE), announced today that it has consummated the acquisition of a controlling interest in US Computer Group, Inc., a complete systems solution and Information Technology partner headquartered in Farmingdale, New York.

Tech Electro  Industries  Executive Vice President  Steven Scott  commented that
"the acquisition of US Computer Group follows our strategy of increasing shareholder value through non-dilutive acquisitions, and we look forward to pursuing additional similar opportunities."

US Computer Group was named to the inaugural Long Island Technology Fast 50. The list, which includes Deloitte & Touche among its major sponsors, recognizes the fastest growing technology companies on Long Island. Qualifying companies were ranked by percentage of corporate growth over a five year period from 1992 to 1996. US Computer Group has also been placed on the INC. 500 list of the nation's fastest-growing privately-held companies for five consecutive years, and was named on the annual ranking of the 25 fastest-growing privately-held companies on Long Island for eight consecutive years.

US Computer Group serves businesses throughout the Mid-Atlantic region from its Long Island headquarters in Farmingdale, New York and offices in New York City, Carlstadt, New Jersey and Fort Washington, Pennsylvania. The Company recorded annual sales of $25 MM in fiscal 1997, which ended February 28, 1998.

Tech Electro Industries is a distributor of electronic components and is traded on the Nasdaq Small Cap Market under the symbol "TELE".

For additional information, contact:  [Steven Scott, 781-297-7236]

                                  Exhibit 10.2

                            STOCK PURCHASE AGREEMENT



                                      AMONG

                          TECH ELECTRO INDUSTRIES, INC.

                            TELSTAR HOLDINGS LIMITED

                                       and

                             US COMPUTER GROUP INC.

                            Relating to the Stock of

                             US COMPUTER GROUP INC.

                                 March 19, 1998

                                TABLE OF CONTENTS


                                                                           Page
                                                                           -----
1.    DEFINITIONS...........................................................-1-

2.    Sale and Transfer of Shares; Closing..................................-7-
      ------------------------------------
      2.1        Shares.....................................................-7-
                 ------
      2.2        Purchase Price.............................................-7-
                 --------------
      2.3        Deposit.................... ...............................-8-
                 -------
      2.4        Closing....................................................-8-
                 -------
      2.5        Closing Obligations........................................-8-
                 -------------------

3.    Representations and Warranties of the Company.........................-9-
      ---------------------------------------------
      3.1        Organization and Good Standing.............................-9-
                 ------------------------------
      3.2        Authority; No Conflict....................................-10-
                 ----------------------
      3.3        Capitalization............................................-11-
                 --------------
      3.4        Validity of Securities....................................-11-
                 ----------------------
      3.5        Financial Statements......................................-12-
                 --------------------
      3.6        Books and Records.........................................-12-
                 -----------------
      3.7        Title to Properties; Encumbrances.........................-13-
                 ---------------------------------
      3.8        Condition and Sufficiency of Assets.......................-13-
                 -----------------------------------
      3.9        Accounts Receivable.......................................-14-
                 -------------------
      3.11       No Undisclosed Liabilities................................-14-
                 --------------------------
      3.12       Taxes.....................................................-14-
                 -----
      3.13       No Material Adverse Change................................-15-
                 --------------------------
      3.14       Employee Benefit Plans....................................-15-
                 ----------------------
      3.15       Compliance with Legal Requirements; Governmental Authorizations
                 -----------------------------------------------------.....-18-

                                                                            Page
                                                                           -----
      3.16       Legal Proceedings; Orders.................................-19-
                 -------------------------
      3.17       Absence of Certain Changes and Events.....................-20-
                 -------------------------------------
      3.18       Contracts; No Defaults....................................-21-
                 ----------------------
      3.19       Insurance.................................................-23-
                 ---------
      3.20       Environmental Matters.....................................-23-
                 ---------------------
      3.21       Employees.................................................-25-
                 ---------
      3.22       Labor Relations; Compliance...................... ........-26-
                 ---------------------------
      3.23       Certain Payments..........................................-26-
                 ----------------
      3.24       Disclosure................................................-26-
                 ----------
      3.25       Brokers or Finders........................................-27-
                 ------------------
      3.26       Year 2000 Compliance......................................-27-
                 --------------------

4.    Representations and Warranties of Buyer..............................-27-
      ---------------------------------------
      4.1        Organization and Good Standing............................-27-
                 ------------------------------
      4.2        Authority; No Conflict....................................-27-
                 ----------------------
      4.3        Certain Proceedings.......................................-28-
                 -------------------
      4.4        Brokers or Finders........................................-28-
                 ------------------
      4.5        Investment Purpose........................................-28-
                 ------------------

5.    Covenants of the Company Prior to Closing Date.......................-28-
      ----------------------------------------------
      5.1        Delivery of Schedules and Exhibits........................-28-
                 ----------------------------------
      5.2        Access and Investigation..................................-28-
                 ------------------------
      5.3        Operation of the Businesses of the Acquired Companies.....-28-
                 -----------------------------------------------------
      5.4        Employment Agreement......................................-29-
                 --------------------
      5.5        Letter of Credit..........................................-29-
                 ----------------
      5.6        Negative Covenant.........................................-29-
                 -----------------
      5.7        Notification..............................................-29-
                 ------------
      5.8        Payment of Indebtedness by Related Persons................-29-
                 ------------------------------------------

6.    Covenants of Buyer Prior to Closing Date.............................-30-
      ----------------------------------------
      6.1        Best Efforts..............................................-30-
                 ------------

7.    Conditions Precedent to Buyer's Obligation to Close..................-30-
      ---------------------------------------------------
      7.1        Accuracy of Representations...............................-30-
                 ---------------------------
      7.2        The Company's Performance.................................-30-
                 -------------------------
      7.3        Consents..................................................-30-
                 --------
      7.4        Additional Documents......................................-30-
                 --------------------
      7.5        No Proceedings............................................-30-
                 --------------
      7.6        No Claim Regarding Stock Ownership or Sale Proceeds.......-31-
                 ---------------------------------------------------
      7.7        No Injunction.............................................-31-
                 -------------
      7.8        Conversion of Loans.......................................-31-
                 -------------------

8.    Conditions Precedent to the Company's Obligation to Close............-31-
      ---------------------------------------------------------
      8.1        Accuracy of Representations...............................-31-
                 ---------------------------
      8.2        Buyer's Performance.......................................-31-
                 -------------------
      8.3        Issuance of Preferred Stock...............................-31-
                 ---------------------------
      8.4        Consents..................................................-31-
                 --------
      8.5        Additional Documents......................................-32-
                 --------------------
      8.6        No Injunction.............................................-32-
                 -------------

9.    Indemnification; Remedies............................................-32-
      -------------------------
      9.1        Survival; Right to Indemnification Not Affected by Knowledge
                 ----------------------------------------------------......-32-
      9.2        Indemnification and Payment of Damages by the Company.....-32-
                 -----------------------------------------------------
      9.3        Indemnification and Payment of Damages by Buyer...........-33-
                 -----------------------------------------------
      9.4        Procedure for Indemnification--Third Party Claims.........-33-
                 -------------------------------------------------
      9.5        Procedure for Indemnification--Other Claims...............-34-
                 -------------------------------------------
      9.6        Limitation on Indemnification.............................-35-
                 -----------------------------

10.   Post Closing Covenants...............................................-35-
      ----------------------
      10.1       Letter of Credit..........................................-35-
                 ----------------
      10.2       No Dilution of Shares.....................................-35-
                 ---------------------
      10.3       Election of Directors.....................................-35-
                 ---------------------
      10.4       Actions Requiring Director Approval.......................-35-
                 -----------------------------------
      10.5       Actions Requiring Telstar Approval........................-36-
                 ----------------------------------
      10.6       Right of First Refusal....................................-36-
                 ----------------------
      10.7       No Sale of Shares.........................................-37-
                 -----------------
      10.8       Termination of Provisions.................................-37-
                 -------------------------

11    General Provisions...................................................-38-
      ------------------
      11.1       Expenses..................................................-38-
                 --------
      11.2       Public Announcements......................................-38-
                 --------------------
      11.3       Confidentiality...........................................-38-
                 ---------------
      11.4       Notices...................................................-39-
                 -------
      11.5       Jurisdiction; Service of Process..........................-39-
                 --------------------------------
      11.6       Further Assurances........................................-39-
                 ------------------
      11.7       Waiver....................................................-40-
                 ------
      11.8       Entire Agreement and Modification.........................-40-
                 ---------------------------------
      11.9       Disclosure Letter.........................................-40-
                 -----------------
      11.10      Assignments, Successors, and No Third-party Rights........-40-
                 --------------------------------------------------
      11.11      Severability..............................................-41-
                 ------------
      11.12      Section Headings, Construction............................-41-
                 ------------------------------
      11.13      Time of Essence...........................................-41-
                 ---------------
      11.14      Governing Law.............................................-41-
                 -------------
      11.15      Counterparts..............................................-41-
                 ------------

                              Amended and Restated
                            Stock Purchase Agreement


          This Amended and Restated Stock Purchase Agreement (this "Agreement") is made as of March 19, 1998, by Tech Electro Industries, Inc., a Texas corporation ("Buyer"), Telstar Holdings Limited, a corporation organized and existing under the laws of England and Wales ("Telstar") and US Computer Group Inc., a New York corporation (the "Company").

                                    RECITALS

          A. Buyer, Telstar and the Company have previously entered into a Stock Purchase Agreement providing for the sale by Telstar to Buyer of shares of the common stock of the Company (the "Original Agreement").

          B. Buyer, Telstar and the Company have entered into amendments to the Original Agreement (each an "Amendment" and collectively, the "Amendments").

          C. Buyer, Telstar and the Company now desire to amend and restate in its entirety the Original Agreement and the Amendments to provide that, among other things, the Company shall sell newly issued shares of its common stock directly to Buyer, and incorporating the other terms and conditions contained in this Agreement.


                                    AGREEMENT

          NOW, THEREFORE, the parties, intending to be legally bound, do hereby amend and restate the Original Agreement and the Amendments in their entirety and hereby agree as follows:

1.        DEFINITIONS

          In addition to the definitions set forth in this Agreement the following terms have the meanings specified or referred to in this Section 1:

          "Acquired Companies"--the Company and its Subsidiaries, collectively.

          "Applicable Contract"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

          "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person under this Agreement and the Contemplated Transactions.

          "Breach"--a   "Breach"  of  a  representation,   warranty,   covenant,
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including, without limitation:

                      (a) the issuance of the Shares to Buyer;

                      (b) the  performance by Buyer,  Telstar and the Company of their respective covenants and obligations under this Agreement; and

                      (c) Buyer's  acquisition  and  ownership of the Shares and exercise of control over the Acquired Companies.

          "Contract"--any   agreement,   contract,   obligation,   promise,   or
undertaking (whether written or oral and whether express or implied) that is legally binding.

          "Disclosure Letter"--the disclosure letter delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement.

          "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                      (a) any  environmental,   health,  or  safety  matters  or
                          conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                      (b) fines,  penalties,   judgments,  awards,  settlements,
                          legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                      (c) financial  responsibility  under  Environmental Law or
                          Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                      (d) any other compliance,  corrective,  investigative,  or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

          "Environmental Law"--any Legal Requirement applicable to the Company that requires the Company to:

                      (a) advise  appropriate  authorities,  employees,  and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                      (b) prevent or reduce to acceptable  levels the release of
                          pollutants   or   Hazardous    Materials    into   the
                          Environment;

                      (c) reduce the  quantities,  preventing  the  release,  or minimizing the hazardous characteristics of wastes that are generated;

                      (d) assure  that   products  are   designed,   formulated,
                          packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                      (e) protect resources, species, or ecological amenities;

                      (f) reduce to acceptable  levels the risks inherent in the transportation of Hazardous Materials;

                      (g) cleaning  up  Hazardous   Materials   that  have  been
                          Released, prevent the Threat of Release, or pay the costs of such clean up or prevention; or

                      (h) make  responsible  parties  pay  private  parties,  or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

          "GAAP"--generally   accepted  United  States  accounting   principles,
applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.5 were prepared.

          "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body"--any:

                      (a) nation, state, county, city, town, village,  district, or other jurisdiction of any nature;

                      (b) federal,  state, local,  municipal,  foreign, or other government;

                      (c) governmental  or  quasi-governmental  authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                      (d) multi-national organization or body; or

                      (e) body   exercising,   or  entitled  to  exercise,   any
                          administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

          "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty.

          "Letter of Credit"--the letter of credit referred to in Section 5.5 of this Agreement.

          "Material Adverse Change"--with respect to any Person or fact, a circumstance, event or condition which results in a material adverse effect on the financial condition, results of operations, prospects, business, properties, assets or liabilities of such Person and its subsidiaries, taken as a whole.

          "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          "Order"--any award,  decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                      (a) such action is consistent  with the past  practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                      (b) such action is not  required to be  authorized  by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                      (c) such  action is  similar in nature  and  magnitude  to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Preferred Shares"--the shares of the Company's preferred stock to be issued to Telstar in consideration for its forgiveness of debt owed by the Company.

          "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Related Person"--with respect to a particular individual:

                      (a) any Person that  directly or indirectly  controls,  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                      (b) each  Person  that  serves  as  a  director,  officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                      (c) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

          "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

          "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Shares"-- Six Hundred Seventy-Eight Thousand Nine Hundred Thirty-Seven (678,937) shares of the common stock of the Company, representing, after issuance, fifty-one percent (51%) of the then issued and outstanding shares of common stock of the Company.

          "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

          "Taxes"--all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, penalties and additions to tax attributable to such assessment.

          "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

2.        Sale and Transfer of Shares; Closing.

                  2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue the Shares to Buyer, and Buyer will purchase the Shares from the Company.

                  2.2  Purchase Price.    The  purchase  price   (the  "Purchase
Price") for the Shares will be One Million Dollars ($1,000,000).

                  2.3 Deposit. Buyer has, at the time the Original Agreement was entered into, deposited with the Company the sum of Five Hundred Thousand Dollars ($500,000) (the "Deposit"), representing a portion of the Purchase
Price. The Deposit shall be credited against the Purchase Price at Closing; provided, that if this Agreement is terminated or if the Closing does not take place for any reason, the Company shall immediately return the Deposit to Buyer upon Buyer's written request.


                  2.4 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Seller at 10:00 a.m. (local time) on March 20, 1998, or at such other time and place as the parties may agree. Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement; provided, that if the Closing does not take place on or before March 20, 1998, the Company shall return the Deposit.

                  2.5  Closing Obligations.  At the Closing:

                      2.5.1 The Company will deliver to Buyer:

                      (a) newly  issued  certificates  representing  the  Shares issued in the name of Buyer or Buyer's designee;

                      (b) an  employment   agreement  between  the  Company  and
                          Stephen Davies (the "Employment Agreement"), which Employment Agreement shall be in a form satisfactory to Buyer;

                      (c) a certificate executed by the Company representing and warranting to Buyer that the Company's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Company to Buyer prior to the Closing Date in accordance with Section 5.1);

                      (d) evidence that all loans and other  liabilities  of the
                          Company or any Acquired Company to Telstar, and all interest, fees and charges thereon, have been forgiven by Telstar; and

                      (e) reimbursement  for  any  and  all  finders'  brokers', audit, legal and other expenses incurred by the Buyer in connection with the acquisition of the Shares and the Contemplated Transactions, which reimbursement shall not exceed Two Hundred Thousand Dollars ($200,000).

                      2.5.2 Buyer will deliver to the Company:

                      (a) the  Purchase  Price,  less  the  Deposit,  net of the expenses reflected in Section 2.5.1(e), by bank cashier's or certified check payable to the order of the Company or by wire transfer to accounts specified by the Company.


                      (b) a  certificate  executed by Buyer to the effect  that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                      2.5.3 The Company will deliver to Telstar a certificate representing the Preferred Shares.

         3.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Buyer as follows:

         3.1  Organization and Good Standing.

                      3.1.1 Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, prospects, business, properties, assets or liabilities of the Company.

                      3.1.2 The Company has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         3.2  Authority; No Conflict.

                      3.2.1 This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms; subject, however, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws effecting creditors' rights generally, and subject as to enforceability to general principles or equity (regardless of whether enforcement is sought in a proceeding or law or in equity). The Company has all corporate power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                      3.2.2 Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (a) contravene, conflict with, or result in a violation of
                          (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                      (b) to the best of the  Company's  knowledge,  contravene, conflict with, or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                      (c) to the best of the  Company's  knowledge,  contravene, conflict with, or result in a violation of any of the material terms or requirements of, or give any
                          Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any
                          Governmental Authorization that is held by any Acquired Company or that otherwise is applicable to the business of, or any of the assets owned or used by, any Acquired Company;

                      (d) cause Buyer or any Acquired  Company to become subject to, or to become liable for the payment of, any Tax;

                      (e) cause any of the assets owned by any Acquired  Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                      (f) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                      (g) result  in  the   imposition   or   creation   of  any
                          Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3 Capitalization. The authorized equity securities of the Company consist of 1,500,000 shares of common stock, par value $0.00001 per share, of which 652,312.03 shares are issued and outstanding, excluding the Shares; 1,000 shares of series A Preferred Stock, par value $100 per share, of which no shares are outstanding; 2,000 shares of series B Preferred Stock, par value $100 per share, of which no shares are outstanding; 3,500 shares of series C Preferred Stock, par value $100 per share, of which no shares are outstanding; and 1,000 shares of series D Preferred Stock, par value $1,000 per share, of which
181.348534 shares are outstanding. Telstar owns 538,776.61 of the outstanding shares of common stock of the Company, Stephen Davies owns 67,416.42 of the outstanding shares of common stock of the

Company, and the 401(k) benefit plan maintained by the Company is the holder of 46,119 shares of the outstanding common stock of the Company. With the exception of the Shares and with the exception of the holders of the Company's securities identified in Part 3.3 of the Disclosure Letter, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares, or, to the best of the Company's knowledge, any other certificate representing equity securities of any Acquired Company. To the best of the Company's knowledge, all of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. To the best of the Company's knowledge, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. To the best of the Company's knowledge, no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

          3.4 Validity of Securities. The Shares, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued.

          3.5 Financial Statements. The Company has delivered to Buyer unaudited consolidated balance sheets of the Acquired Companies as at September 30, 1997 and October 31, 1997, the related consolidated statements of income and cash flow for the eight months ended October 31, 1997, and the accompanying monthly balance sheets and income statements of the Company's Subsidiaries, copies of which are attached hereto as Exhibit 3.5. To the best of the Company's knowledge, such financial statements are complete and accurate, and fairly present the financial condition, the results of operations and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

          3.6 Books and Records. To the best of the Company's knowledge, the books of account, minute books, stock record books, and other material records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Acquired Companies contain accurate records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies or their respective counsel.

          3.7 Title to Properties; Encumbrances. Part 3.7 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.7 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). Except as otherwise set forth in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

          3.8 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

          3.9 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a Material Adverse Change in the composition of such Accounts Receivable in terms of aging). To the best of the Company's knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.9 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

          3.10  Intentionally Deleted.

          3.11 No Undisclosed Liabilities. Except as set forth in Part 3.11 of the Disclosure Letter, to the best of the Company's knowledge, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

          3.12  Taxes.

                      3.12.1 To the best of the Company's knowledge, the Acquired Companies have filed or caused to be filed (on a timely basis since their inception or formation) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has made available to Buyer copies of, and Part 3.12 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1993. To the best of the Company's knowledge, the Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Acquired Company, except such Taxes, if any, as are listed in Part 3.12 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                      3.12.2 The United States federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1994 and 1993, respectively. Part 3.12 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. To the best of the Company's knowledge, all deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.12 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.12 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since 1991, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.12 of the Disclosure Letter, no Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                      3.12.3 To the best of the Company's knowledge, the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. To the best of the Company's knowledge, there exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.12 of the Disclosure Letter. To the best of the Company's knowledge, no consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. To the best of the Company's knowledge, all Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                      3.12.4 All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete in all material respects in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

          3.13 No Material Adverse Change. Since the date of the Balance Sheet, to the best of the Company's knowledge, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets, or Condition of the Acquired Company, taken as a whole, and, to the best of the Company's knowledge, no event has occurred or circumstance exists that may result in such a Material Adverse change.

          3.14  Employee Benefit Plans.

                      3.14.1 Part 3.14 of the Disclosure Letter attached hereto is a true, accurate and complete list of "Employee Plans" consisting of each:

                      (a) "employee welfare benefit plan", as defined in Section
                          3(1) of ERISA, (A) which the Company or any Subsidiary maintains or administers or to which the Company or any Subsidiary contributes or is required to contribute, and (B) which covers any employee or former employee of the Company or any Subsidiary or under which the Company or any Subsidiary has any liability (a "Welfare Plan");

                      (b) "multiemployer  pension  plan," as  defined in Section
                          3(37) of ERISA, (A) which the Company or any Subsidiary maintains or administers or to which the Company or any Subsidiary contributes or is required to contribute at any time after September 25, 1980, and (B) which covers any employee or former employee of the Company or any Subsidiary or under which the Company or any Subsidiary has any liability (a "Multiemployer Plan");

                      (c) employee plan which is  maintained in connection  with any trust described in Section 501(c)(9) of the Code;

                      (d) "employee  pension benefit plan" as defined in Section
                          3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any Subsidiary maintains or administers or to which the Company or any Subsidiary contributes or is required to contribute, and (B) which covers any employee or former employee of the Company or any Subsidiary or under which the Company or any Subsidiary has any liability (a "Pension Plan"); and

                      (e) plan or  arrangement  (written or oral)  providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any Subsidiary or under which the Company or any Subsidiary has any liability, and (C) covers any employee or former employee of the Company or any Subsidiary (collectively, "Benefit Arrangements");

                      3.14.2 To the best of the Company's knowledge, and except as otherwise set forth in Part 3.14.2 of the Disclosure Letter;

                      (a) There  is no  Pension  Plan  which is  subject  to the minimum funding requirements of ERISA.

                      (b) Each Pension Plan and each  related  trust  agreement, annuity contract or other funding instrument which is intended to be tax-exempt under the provisions of
                          Section 401(a) (or 403(a) as appropriate) of the Code and Section 501(a) of the Code is so qualified and has been so qualified during the period from its adoption to date.

                      (c) Each  Pension  Plan,  each  related  trust  agreement, annuity contract or other funding instrument and each Welfare Plan complies in all material respects and has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                      (d) Neither the Company nor any  Subsidiary  maintains any
                          Pension Plan that is subject to Title IV of ERISA.

                      3.14.3 Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the material requirements prescribed by any and all statutes (to the extent non-compliance with any such statutes does not result in a material adverse effect.

                      3.14.4 (a) Neither the Company nor any Subsidiary  has, at
                          any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA respectively, which has resulted in any liability to the Company or any Subsidiary.

                      (b) If, as of the Closing  Date,  the  Company  and/or the
                          Subsidiaries were to withdraw from all Multiemployer Plans to which the Company or any of its Subsidiaries has contributed or been obligated to contribute at any time after September 25, 1980, neither the Company nor any Subsidiary would incur any liabilities to such plans under Title IV of ERISA.


                      3.14.5 Neither the Company, nor any Subsidiary nor, to the best of the Company's knowledge, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or
(b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.

                      3.14.6 To the best of the Company's knowledge, each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each Benefit Arrangement is a legal, valid and binding obligation of the Company or the applicable Subsidiary and is in full force and effect.

                      3.14.7 To the best of the Company's knowledge, neither the Company, nor any Subsidiary nor any Welfare Plan has any obligation to make any payment to or with respect to any former employee of the Company or any Subsidiary pursuant to any retiree medical benefit or other Welfare Plan and no condition exists which would prevent the Company or any Subsidiary from amending or terminating any such benefit or Welfare Plan.

          3.15  Compliance with Legal Requirements; Governmental Authorizations.

                      3.15.1 To the best of the Company's knowledge, and except as set forth in Part 3.15 of the Disclosure Letter:

                      (a) each  Acquired  Company in full  compliance  with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets (except to the extent that non-compliance with such Legal Requirements would not have a material adverse effect on the Required Companies, their business, prospects or financial condition, taken as an whole);

                      (b) no Acquired  Company has  received,  at any time since
                          January 1, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                      3.15.2 Part 3.15 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each material Governmental Authorization listed or required to be listed in Part 3.15 of the Disclosure Letter is valid and in full force and effect. To the best the Company's knowledge, and except as set forth in Part 3.15 of the Disclosure Letter:

                      (a) each Acquired Company is, in full material  compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.15 of the Disclosure Letter;

                      (b) no Acquired  Company has  received,  at any time since
                          January 1, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                      (c) all  applications  required to have been filed for the renewal of the material Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.15 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

          3.16  Legal Proceedings; Orders.

                      3.16.1 Except as set forth in Part 3.16 of the Disclosure Letter, to the best of the Company's knowledge, there is no pending Proceeding:

                      (a) that has been  commenced  by or against  any  Acquired
                          Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                      (b) that  challenges,  or that  may  have  the  effect  of preventing,  delaying,  making  illegal,  or otherwise
                          interfering    with,    any   of   the    Contemplated
                          Transactions.

                      (c) (1) To the best of the  Company's  knowledge,  no such
                          Proceeding has been Threatened, and (2) to the best of the Company's knowledge, the Company has not been notified of the occurrence of any event or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.16 of the Disclosure Letter. To the best of the Company's knowledge, the Proceedings listed in Part 3.16 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Companies, taken as a whole.

                      3.16.2 Except as set forth in Part 3.16 of the  Disclosure
Letter:

                      (a) To the best of the  Company's  knowledge,  there is no
                          Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                      (b) The  Company  Telstar is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                      (c) To the best of the  Company's  knowledge,  no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

          3.17  Absence of Certain  Changes and  Events.  Except as set forth in
Part 3.17 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and to the best of the Company's knowledge there has not been any:

                      3.17.1 change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                      3.17.2 amendment to the Organizational Documents of any Acquired Company;

                      3.17.3 payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                      3.17.4 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                      3.17.5 damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                      3.17.6 entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000;

                      3.17.7 sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                      3.17.8 cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $50,000;

                      3.17.9 material change in the accounting methods used by any Acquired Company; or

                      3.17.10  agreement,   whether  oral  or  written,  by  any
Acquired Company to do any of the foregoing.


          3.18  Contracts; No Defaults.

                      3.18.1 To the best of the Company's knowledge, Part 3.18(a) of the Disclosure Letter contains a complete and accurate list of:

                      (a) each Applicable Contract that involves  performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

                      (b) each Applicable Contract that involves  performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                      (c) each Applicable  Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $ 50,000;

                      (d) each lease,  rental or occupancy  agreement,  license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

                      (e) each licensing  agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                      (f) each   collective   bargaining   agreement  and  other
                          Applicable Contract to or with any labor union or other employee representative of a group of employees;

                      (g) each joint venture,  partnership, and other Applicable
                          Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                      (h) each Applicable Contract containing  covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                      (i) each Applicable  Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                      (j) each power of attorney that is currently effective and outstanding;

                      (k) each  Applicable  Contract  entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                      (l) each Applicable  Contract for capital  expenditures in excess of $50,000;

                      (m) each written warranty,  guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                      (n) each amendment,  supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.18(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies' office where details relating to the Contracts are located.

                      3.18.2 Except as set forth in Part 3.18(b) of the Disclosure Letter:

                      (a) To the best of the  Company's  knowledge,  no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                      3.18.3 To the best of the Company's knowledge, except as set forth in Part 3.18(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.18(a) of the Disclosure Letter is in full force and effect and is, with respect to the Company, valid and enforceable in accordance with its terms.

                      3.18.4 To the best of the Company's knowledge (a) all Applicable Contracts are valid and binding and in full force and effect with respect to the Acquired Companies, and (b) no event has occurred or circumstance exists (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any Applicable Contract.

                      3.18.5 To the best of the Company's knowledge, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                      3.18.6 To the best of the Company's knowledge, the Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          3.19 Insurance. Part 3.19 of the Disclosure Letter contains, to the best of the Company's knowledge, a true, accurate and complete list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Acquired
Companies on the business, property or personnel, including Telstar, of the Acquired Companies. To the best of the Company's knowledge, neither the Company nor any Subsidiary is in default under any of such policies or binders, and neither the Company nor any Subsidiary has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. Neither the Company nor any Subsidiary has received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, with respect to the Company or any subsidiary, as the case may be.

          3.20 Environmental Matters. Except as set forth in part 3.20 of the disclosure letter:

                      3.20.1 Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in material violation of or liable under, any material Environmental Law. Neither the Company nor to the best of the Company's knowledge any Acquired Company has any basis to expect, nor received, any actual order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or to their knowledge any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.


                      3.20.2 There are no pending or, to the best of the Company's knowledge of and the Acquired Companies' knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any material Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has an interest.

                      3.20.3 Neither the Company nor to the best of the Company's knowledge any Acquired Company, nor to the best of their respective knowledge, any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or any Acquired Company has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, any Acquired Company, or to the best of their respective knowledge, any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                      3.20.4 Neither the Company nor to the best of the Company's knowledge any Acquired Company, or to the best of their respective knowledge, any other Person for whose conduct they are or may be held responsible, has been notified of any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company, has an interest, or to the best of the Company's knowledge, at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                      3.20.5 There are no Hazardous Materials present on or in the Environment at the Facilities including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor to the best of the Company's knowledge any Acquired Company, nor to the best of their respective knowledge, any other Person for whose conduct they are or may be held responsible, has permitted or conducted, any Hazardous Activity conducted with respect to the Facilities in material violation of any Environmental Law.

                      3.20.6 To the best of the Company's knowledge, there has been no material release of any Hazardous Materials at or from the Facilities in material violation at any Environmental Law.

                      3.20.7 The Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

          3.21  Employees.

                      3.21.1 To the best of the Company's knowledge, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Telstar or the Acquired Companies by any such employee or director. To the best of the Company's knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

          3.22  Labor  Relations;  Compliance.  To the  best  of  the  Company's knowledge,  no  Acquired  Company  has  been  or is a  party  to any  collective bargaining or other labor Contract. To the best of the Company's knowledge, there has not been, there is not presently pending or existing, and to be best of the Company's knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To the best of the Company's knowledge, except as otherwise set forth on
Part 3.21 of the Disclosure Letter, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. To the best of the Company's knowledge, each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the best of the Company's knowledge, no Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          3.23 Certain Payments. Since January 1, 1997, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement,
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies; excluding, however, payments made as commissions in the Ordinary Course of Business relating to business introductions.

          3.24  Disclosure.

                      3.24.1 Based upon the knowledge of the Company, no representation or warranty of the Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                      3.24.2 No notice given pursuant to Section 5.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                      3.24.3 There is no fact known to the Company that has specific application to either the Company or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

                      3.25 Brokers or Finders. Except as set forth in Part 3.25 of the Disclosure Letter, the Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                      3.26 Year 2000 Compliance. All computer software and hardware used or sold by the Company or any Acquired Company will function without error or interruption related to Date Data, specifically including errors or interruptions from functions which may involve Date Data from more than one century. When used in this Section 3.26, the term "Date Data" shall mean any data or input which includes an indication of or reference to date. The foregoing is in addition to the other representations and warranties set forth herein.



4. Representations and Warranties of Buyer. Buyer represents and warrants to Telstar and the Company as follows:

          4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

          4.2 Authority; No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                      4.2.1 any provision of Buyer's Organizational Documents;

                      4.2.2 any resolution adopted by the board of directors or the stockholders of Buyer;

                      4.2.3 any Legal Requirement or Order to which Buyer may be subject; or

                      4.2.4 any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

          4.4 Brokers or Finders. Buyer has incurred obligations for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. At Closing, the Company shall reimburse Buyer for all such expenses, subject to Section 2.5.1(e).

          4.5 Investment Purpose. Buyer is aware that the Shares have not been registered under the Securities Act or any state securities law and may not be transferred by Buyer without an effective registration under the Securities Act or compliance with applicable state securities laws except in a transaction exempt from the registration provisions of the Securities Act or such state securities law. Buyer is acquiring the Shares for investment and not with a view to distribution or resale and agrees that the certificate(s) representing the Shares will bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended or any state securities laws, and may not be sold or transferred by the holder without an effective registration statement under such Securities Act and compliance with applicable state securities laws except in a transaction exempt from the provisions thereof."

5.        Covenants of the Company Prior to Closing Date.

          5.1 Delivery of Schedules and Exhibits. The Company shall, not later than ten (10) days following the date of this Agreement, deliver the Disclosure Letter and all other schedules and exhibits required to be delivered hereunder.

          5.2 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

          5.3 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Acquired Company to:

                      5.3.1 conduct the business of such Acquired Company only in the Ordinary Course of Business;

                      5.3.2 use its Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

                      5.3.3 confer with Buyer concerning operational matters of a material nature; and

                      5.3.4 otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

          5.4 Employment Agreement. The Company shall have delivered to Buyer the Employment Agreement, in form and substance acceptable to Buyer.

          5.5 Letter of Credit. Telstar shall maintain in full force and effect the existing letter of credit issued by Barclays Bank PLC in favor of Coast Business Credit (the "Letter of Credit").

          5.6 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, and will use their best efforts to cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.17 is likely to occur.

          5.7 Notification. Between the date of this Agreement and the Closing Date, the Company will promptly notify Buyer in writing if the Company or, to the best of the Company's knowledge, any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, the Company will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely. Buyer shall have ten (10) days from the date of receipt of any disclosure provided under this Section 5.8 to approve or disapprove any disclosure.

          5.8 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, the Company will cause all indebtedness owed to an Acquired Company by either the Company or any Related Person of the Company to be paid in full prior to Closing, provided, however, loans by the Company to Stephen Davies and Elisabeth Davies shall not become due and payable at Closing, and provided further, that the amounts owed by Stephen Davies and Elisabeth Davies shall be repaid in accordance with the terms of that certain letter dated January 22, 1998 from Stephen Davies and Elisabeth Davies to the Company.

6.        Covenants of Buyer Prior to Closing Date.

          6.1 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7. Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          7.1 Accuracy of Representations. All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          7.2  The Company's Performance.

                      7.2.1 All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                      7.2.2 Each document  required to be delivered  pursuant to
Section 2.5 must have been delivered, and each of the other covenants and obligations in this Agreement must have been performed and complied with in all respects.

          7.3 Consents. Each of the Consents identified in the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

          7.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

                      7.4.1 such documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of the Company's representations and warranties, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

          7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.7 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the issuance of the Shares to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

          7.8 Conversion of Loans. On or prior to the Closing Date, all of the loans, liabilities and obligations of the Company (or any Related Party of the Company) to Telstar or any Related Party of Telstar shall have been converted into newly issued shares of preferred stock of the Company.

8. Conditions Precedent to the Company's Obligation to Close. The Company's obligation to issue the Shares and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

          8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          8.2  Buyer's Performance.

                      8.2.1 All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                      8.2.2 Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.5 and must have made the payments required to be made by Buyer pursuant to Section 2.5.2.

          8.3 Issuance of Preferred Stock. The Company shall have issued to Telstar newly issued shares of its Preferred Stock with a liquidation preference of Two Million Dollars ($2,000,000) pursuant to an Amendment to the Certificate of Incorporation of the Company substantially in the form of Exhibit 8.3 hereto.

          8.4  Consents.   Each of the  Consents  identified  in  the Disclosure
Letter must have been obtained and must be in full force and effect, unless waived in writing by Buyer.

          8.5 Additional Documents. Buyer must have caused the following documents to be delivered to Telstar or the Company such other documents as Telstar or the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

          8.6 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the issuance of the Shares to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.        Indemnification; Remedies.

          9.1 Survival; Right to Indemnification Not Affected by Knowledge. The representations, warranties, covenants, and obligations in this Agreement as modified by the Disclosure Letter and, the supplements to the Disclosure Letter, will not survive the Closing, except that the representations and warranties set forth in Sections 3.2, 3.11, 3.13, 3.17, 4.2 and 4.5 shall survive the Closing Date for a period of twelve (12) months, Section 3.4 shall survive the Closing Date for a period of twenty-four (24) months, and Section 3.12 shall survive for claims brought within the period of applicable statute of limitations. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

          9.2 Indemnification and Payment of Damages by the Company. On and after the Closing Date, the Company will indemnify and hold harmless Buyer and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, actually incurred, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                      9.2.1 any material Breach of any representation or warranty made by the Company in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Company pursuant to this Agreement;

                      9.2.2 any Breach by the Company of any covenant or obligation of the Company in this Agreement;

                      9.2.3 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either the Company or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

          9.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Telstar, the Company and their respective Representatives, Stockholders, officers, directors, employees, controlling persons and affiliates (collectively, the "Company Indemnified Persons") and will pay to the Company Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          9.4  Procedure for Indemnification--Third Party Claims.

                      9.4.1 Promptly after receipt by an indemnified party under
Section 9.2, 9.4, or (to the extent provided in the last sentence of Section 9.3) Section 9.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                      9.4.2 If any Proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                      9.4.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          9.5  Procedure  for   Indemnification--Other   Claims.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.








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



          9.6  Limitation on Indemnification.  Notwithstanding the provisions of
Section 9.2, the Company shall not have any liability to Buyer in respect to representations, warranties and covenants hereunder that do not survive the Closing pursuant to Section 9.1 hereof, and no such liability shall exist unless Buyer shall have paid an aggregate of $100,000 in respect thereof, with the Company being responsible for liability in excess of such $100,000, provided, however, in no event shall the Company's liability to Buyer exceed the Purchase Price.

10.       Post Closing Covenants.

          10.1 Letter of Credit. Buyer and the Company shall to use their best efforts to arrange a release of the Letter of Credit as soon as possible following the Closing; provided, that Buyer and the Company shall not be obligated to obtain such a release if it would cause a default under any loans or other obligations to which the Company is a party as of the Closing, or any extensions, renewals or modifications thereof. So long as the Letter of Credit is outstanding, the Company agrees that it shall not pay any dividends or make any distributions to any of its shareholders. Buyer and the Company further agree that the Letter of Credit shall be released at or prior to the consummation of any public sale by the Company of its equity securities under the Securities Act.

          10.2 No Dilution of Shares. The Company and Telstar agree that if the Company issues, or is obligated to issue, any shares of capital stock (other than the issuance of shares of common stock to Buyer pursuant to this Agreement), and such issuance is based on any understanding, agreement or arrangement entered into or agreed upon prior to the Closing and to which Telstar or the Company is a party, the Company shall, prior to the issuance of any other shares of common stock, issue to Buyer sufficient shares of common stock so that Buyer shall at all times hold not less than fifty-one percent (51%) of the issued and outstanding common stock of the Company, after giving effect to any pending issuance of such shares.

          10.3 Election of Directors. The parties recognize that it is their intent that the Company have a board of directors comprised of five members, and that three of the members to be selected by Buyer, one to be selected by Telstar and one to be selected by Stephen Davies. Buyer and Telstar agree, subject to their fiduciary obligations, to vote their shares of common stock for the election of the nominees selected as provided in this Section 10.3.

          10.4  Actions  Requiring  Director  Approval.  Buyer,  Telstar and the
Company agree that the following matters must be decided by a majority of the members of the Company's Board of Directors at a duly called meeting of the Board of Directors (which meeting may be by telephone), or by written consent of the Board of Directors in conformance with applicable law:

                      10.4.1  any  change  in  the  Company's   primary  banking
relationships;

                      10.4.2 any decision to enter into a lease of real property with required annual lease payments of $75,000 or more;

                      10.4.3 any change to the signatories on the Company's bank accounts or investment accounts;

                      10.4.4 any capital expenditures in excess of $100,000 to be incurred in a single twelve-month period, whether individually or in the aggregate; and

                      10.4.5 any employment agreement providing for annual compensation of $100,000 or more.

          10.5 Actions Requiring Telstar Approval. Buyer, Telstar and the Company agree that the Company shall not enter into or consummate any agreement contemplating the following transactions without the prior consent of Telstar, which consent shall not be unreasonably withheld or delayed:

                      10.5.1 the issuance of any shares of common stock, or any capital stock convertible into or exchangeable for common stock, including, without limitation, an initial public offering of the Company's common stock, other than shares required to be issued pursuant to this Agreement or pursuant to agreements or understandings entered into prior to the Closing by Telstar or the Company;

                      10.5.2 the sale of all or substantially all of the assets of the Company;

                      10.5.3 the merger, consolidation or reorganization of the Company with or into another entity in which the Company is not the surviving entity; or

                      10.5.4 the dissolution or liquidation of the Company.

          10.6  Right of First Refusal.

                      10.6.1 Notice of Offer. If Buyer or Telstar receives a bona fide offer by a third party to purchase all or any of that shareholder's shares of capital stock of the Company (the "Selling Shareholder") which the Selling Shareholder is willing to accept (the "Offer"), shall give notice thereof to the Company and to the other Shareholder (the "Non-Selling Shareholder"). The notice shall specify:

                      (a) The number of and  identity of the Shares  proposed to be Transferred (the "Offered Shares");

                      (b) The identity of the proposed Transferee;

                      (c) The  consideration  to be  received  for  the  Offered
                          Shares; and

                      (d) The  terms  and  conditions  upon  which  the  Selling
                          Shareholder intends to make the Transfer.

This notice shall be accompanied by a true and complete copy of the proposed Transferee's written Offer and shall constitute an offer by the Selling Shareholder to Transfer the Offered Shares to the Non-Selling Shareholder as more fully set forth below.

                      10.6.2 Non-Selling Shareholder's Right of First Refusal. The Non- Selling Shareholder shall have the right to purchase all or a portion of the Offered Shares at the price per Share and on the terms set forth in the Offer, which it may exercise only by giving written notice thereof to the Selling Shareholder (the "Acceptance") during the thirty (30) day period following the receipt of the Selling Shareholder's notice. The Acceptance shall specify the number of the Offered Shares that the Non-Selling Shareholder desires to purchase. 10.6.3 Closing for Right of First Refusal Purchase. If the Non- Selling Shareholder exercises its right to purchase the Offered Shares, the closing of such purchase shall take place on or before the thirtieth (30th) day following the date that the Non-Selling Shareholder gave notice of the exercise of its right to purchase such Shares. The Non-Selling Shareholder shall give written notice to the Selling Shareholder of the closing date and the location of the closing for the purchase by that party, at least five (5) days prior to such date.

                      10.6.4 Transfer of Offered Shares to Third Party. Notwithstanding any other provision in this Agreement, if and only if the Non-Selling Shareholder either (i) does not exercise its right to purchase all of the Offered Shares in accordance with the terms and conditions set forth in this Section 10.6 or (ii) after exercising such right, the Non-Selling Shareholder fails to consummate such purchases through no fault of the Selling Shareholder, then the Selling Shareholder may carry out its proposed Transfer to the proposed Transferee in accor dance with the terms set forth in the Offer, provided that such Transfer is consummated on or before the one hundred twentieth (120th) day following the date of the Offer. If the Selling Shareholder consummates the proposed Transfer pursuant to this subparagraph, the Non-Selling Shareholders shall not be obligated or entitled to purchase any or all of the Offered Shares. Any purchaser or other Transferee shall hold the Offered Shares under, and agree in writing to be bound by, all of the terms of this Agreement. No Transfer of any of the Offered Shares or any interest therein shall be made after the end of the one hundred twenty (120) day period referred to above, nor shall any material change in the price or terms of the Transfer from those set forth in the Offer be permitted, unless the Selling Shareholder gives notice to the Non-Selling Shareholder of a new Offer.

                      10.6.5 Permitted Transfers. The provisions of this Section
10.6 shall not apply to any Transfer, whether or not for consideration, by Telstar or Buyer to a wholly-owned subsidiary or sole shareholder.

          10.7 No Sale of Shares. Telstar and Buyer each agree not to sell or transfer any shares of capital stock of the Company (including, without limitation, the Preferred Shares), without the prior consent of the other party.

          10.8 Termination of Provisions. Other than Section 10.3, the provisions of this Section 10 shall terminate when the Letter of Credit has been released and when all of the Preferred Shares have been redeemed or acquired by Buyer or its designee.







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



11.       General Provisions.

          11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Buyer shall pay the New York State stock transfer tax applicable to the transfer of the Shares to Buyer; Telstar and the Company shall pay any other stock transfer taxes payable with respect to such transfer.

          11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Telstar and the Company shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Telstar, the Company and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

          11.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer, Telstar and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

          11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):





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



Telstar:                   Telstar Holdings Limited
                           Prospect Studios, Barnes High Street
                           London  SW139LE, England
                           Attention: Group Finance Director
                           Facsimile No.: 011-44-181-878-8470

Company:                   U.S. Computer Group
                           4 Dubon Court
                           Farmingdale, New York  11735
                           Attention:  President
                           Facsimile No.:  516-753-6096

Buyer:                     Tech Electro Industries, Inc.

                           2941 Main Street
                           Suite 300-A
                           Santa Monica, California 90405
                           Attention:  Chief Financial Officer
                           Facsimile No.:  310-392-0733

      with a copy to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California  90067
                           Attention:  Robert E. Braun, Esq.
                           Facsimile No.:  310-203-0567

          11.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.












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



          11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Telstar dated November 10, 1997 and the Original Stock Purchase Agreement and the Amendments thereto) and constitutes (along with the documents referred to in this Agreement including, without limitation, the Disclosure Letter) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          11.9  Disclosure Letter.

                      11.9.1 The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                      11.9.2 In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter
(other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          11.10 Assignments, Successors, and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          11.12  Section Headings, Construction.   The  headings  of Sections in
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          11.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


          11.14 Governing Law. This Agreement will be governed by the laws of the State of California without regard to principles of conflicts of laws.

          11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



Buyer:                                            TECH ELECTRO INDUSTRIES, INC.
                                                  -----------------------------

                                           By:    /s/ STEVEN SCOTT
                                                  -----------------------------
                                                  Its Executive Vice President


Telstar:                                          TELSTAR HOLDINGS LIMITED
                                                  -----------------------------

                                           By:    /s/ SIMON FLANNACK
                                                  -----------------------------
                                                  Its Group Finance Director


Company:                                           US COMPUTER GROUP INC.
                                                   ----------------------------

                                           By:     /s/ STEVEN DAVIES
                                                   ----------------------------
                                                   Its President




























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